Exhibit 1.1
Execution Copy
$250,000,000
CapitalSource Inc.
7.250% Senior Subordinated Convertible Notes Due 2037
UNDERWRITING AGREEMENT
July 25, 2007
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
As Representatives of the Several Underwriters (the “Representatives”)
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     1. Introductory. CapitalSource Inc., a Delaware corporation (the “Company”) proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) $250,000,000 aggregate principal amount of the Company’s 7.250% Senior Subordinated Convertible Notes Due 2037 (the “Firm Notes”) pursuant to the terms of this Underwriting Agreement (the “Agreement”). The Company also proposes to issue and sell to the Underwriters an aggregate of not more than an additional $37,500,000 principal amount of the Company’s 7.250% Senior Subordinated Convertible Notes Due 2037 solely to cover over-allotments, if any (the “Option Notes”). The Firm Notes and the Option Notes are hereinafter collectively referred to as the “Notes.” The respective principal amounts of the Notes to be purchased, severally but not jointly, by the several Underwriters are set forth opposite their names in Schedule A hereto. The Company hereby confirms its agreement with the Underwriters.
     The Notes will be issued pursuant to an indenture, dated as of July 30, 2007 (the “Original Indenture”), as supplemented as described below, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, conversion, exchange terms, redemption and/or repayment provisions, sinking fund requirements and any other variable terms of the Notes shall be established by or pursuant to a first supplemental indenture to the Original Indenture (as so supplemented, and as the same may be amended or further supplemented from time to time, the “Indenture”) to be entered into between the Company, the Guarantor and the Trustee on or prior to the Closing Date (as defined in Section 5(a) hereof). Notes issued in book-entry form will be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the Closing Date (the “DTC Agreement”), among the Company, the Trustee and DTC.
     The Notes will be fully and unconditionally guaranteed as to the payment of principal and interest thereon (the “Guarantee” and together with the Notes, the “Securities”) by CapitalSource Finance LLC (the “Guarantor”). The Notes will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”).

     2. Representations and Warranties of the Company. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:
          (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-130681) in respect of the Notes, the Underlying Securities and certain other securities not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto including Post-Effective Amendment No. 1 filed with the Commission on July 23, 2007, became effective immediately upon filing. The various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement.” No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus.” On July 24, 2007 the Company filed with the Commission pursuant to Rule 424 under the Act a preliminary prospectus supplement to the Basic Prospectus relating to the Notes (the “Preliminary Prospectus”). Promptly after execution and delivery of the Agreement, the Company will prepare and file a final prospectus supplement (the “Prospectus Supplement”) relating to the Notes in accordance with the provisions of Rule 424(b) under the Act. Any reference herein to the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, or deemed to be incorporated by reference therein, as of the date of such prospectus. Any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, the Prospectus Supplement, or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the General Disclosure Package (as defined herein) or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Notes. As used herein, the term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement. As used herein, the term “General Disclosure Package” means (i) any Issuer Represented General Free Writing Prospectus(es) (as defined herein) issued at or prior to the Applicable Time (as defined herein), (ii) the Basic Prospectus and the Preliminary Prospectus immediately prior to the Applicable Time and (iii) the final term sheet (the “Final Term Sheet”) prepared and filed pursuant to Section 7(g) hereto. As used herein, the term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (including the Final Term Sheet) as defined in Rule 433 under the Act relating to the Notes in the form filed or required to be retained in the Company’s records pursuant to Rule 433(g) under the Act. As used herein, “Issuer Represented General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being included on Exhibit A hereto. As used herein, “Issuer Represented Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer Represented General Free Writing Prospectus. As used herein, the term “Applicable Time” means 8:00 a.m. Eastern Standard Time on the date of this Agreement.
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the General Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be.
          (b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act, and (iv) as of the Applicable Time, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act, including not having been an “ineligible issuer” as defined in Rule 405 under the Act.
          (c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.
          (d) The Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, each conform, and any further amendments or supplements to the Registration Statement, the Prospectus, the General Disclosure Package and any Issuer Represented Limited-Use Free Writing Prospectus will conform, in all material respects to the requirements of the Act, the Exchange Act or the Trust Indenture Act of 1939, as amended (the “1939 Act”), as applicable, and the applicable rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and do not and will not (i) as of the original effective date of the Registration Statement and the date of any amendment thereto relating to the Notes and as of the Applicable Time as to the Registration Statement, (ii) as of each applicable filing date as to the Prospectus, the Closing Date and any settlement date on which the Option Notes are purchased, (iii) as of the Applicable Time as to the General Disclosure Package, and (iv) as of the Applicable Time as to each individual Issuer Represented Limited-Use Free Writing Prospectus, when considered with the General Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (with respect to the General Disclosure Package and the Prospectus), not misleading; provided, however, that this representation and warranty shall not apply to (A) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee, and (B) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof. No statement of material fact included in the Prospectus has been omitted from the General Disclosure Package, and no statement of material fact included in the General Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
          (e) (i) Each document (including the Indenture), if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus and the General Disclosure Package complied or will comply when so filed in all material respects to the requirements of the Act, the Exchange Act or the 1939 Act, as applicable, and the Rules and Regulations, (ii) none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) any further documents so filed and incorporated by reference in the Prospectus and the General Disclosure Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representatives expressly for use in the General Disclosure Package and the Prospectus, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.
          (f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package; and the Company is duly authorized, qualified or registered, as the case may be, to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such authorization, qualification or registration, except where the failure to obtain such authorization, qualification or registration would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).
          (g) Each subsidiary of the Company has been duly formed or incorporated and is an existing limited liability company (“LLC”) or corporation in good standing under the laws of the jurisdiction of its formation or incorporation, with LLC or corporate power and authority, as applicable, to own its properties and conduct its business as set forth or incorporated by reference in or contemplated by the Prospectus and the General Disclosure Package; and each subsidiary of the Company is duly authorized, qualified or registered, as the case may be, to do business as a foreign LLC or corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such authorization, qualification or registration, except where the failure to obtain such authorization, qualification or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each corporate subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects; all of the issued and outstanding equity interests of each LLC subsidiary of the Company have been duly authorized and validly issued and all capital contributions of the members of such LLC subsidiaries have been satisfied to the extent provided under Section 18-502 of the Delaware Limited Liability Company Act; and the equity interests of each LLC subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects (except for the liens set forth on Schedule B hereto).
          (h) Other than as set forth or incorporated by reference in the Prospectus and the General Disclosure Package, since the respective dates as of which information is given in the Prospectus and the General Disclosure Package, there has not been any Material Adverse Effect, or change in the capital stock or long-term debt of the Company or any of its subsidiaries that are “significant subsidiaries” within the meaning of Regulation S-X promulgated under the Act (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), or any issuance of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Significant Subsidiaries other than any such issuance made pursuant to an employee benefit plan in existence on the date hereof and previously disclosed to the Representatives; except as set forth, incorporated by reference or contemplated in the Prospectus and the General Disclosure Package the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as set forth, incorporated by reference or contemplated in the Prospectus and the General Disclosure Package neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.
          (i) All outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus and the General Disclosure Package; and the stockholders of the Company have no preemptive rights with respect to any capital stock of the Company or the Notes.
          (j) Except as disclosed in the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
          (k) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act.
          (l) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained and made and such as may be required under the Act, the 1939 Act or the Rules and Regulations, state securities laws, real estate syndication laws or the rules of the NYSE.
          (m) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or bylaws of the Company or any organizational documents of such subsidiary.

          (n) This Agreement has been duly authorized, executed and delivered by the Company.
          (o) The Indenture has been duly authorized, and, as of the Closing Date, will have been duly executed and delivered by the Company and the Guarantor and (assuming the due authorization, execution and delivery by the Trustee) will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect or general equitable principles of equity). The Indenture has been duly qualified under the 1939 Act and conforms, in all material respects, to the statements and descriptions thereof contained in the General Disclosure Package and the Prospectus.
          (p) The Notes are in the form contemplated by, and are entitled to the benefits of, the Indenture, and have been duly authorized by all necessary action of the Company and at the Closing Date, when issued and authenticated in the manner provided for in the Indenture and delivered and paid for as contemplated by this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company, in accordance with their terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect or general equitable principles of equity). The Notes (including the Underlying Securities issuable upon conversion of the Notes) conform in all material respects to all statements and descriptions related thereto contained in the General Disclosure Package and the Prospectus. The form of global note to be used to evidence the Notes will, at the Closing Date, be in due and proper form and will comply with all applicable legal requirements and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.
          (q) Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof in accordance the terms of the Indenture and the Notes; the Underlying Securities issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
          (r) Except for this Agreement, or as otherwise set forth, incorporated by reference or contemplated in the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Act with respect to any securities of the Company or the Guarantor owned or to be owned by such person or to require the Company or the Guarantors to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Guarantor under the Act.
          (s) The Guarantor is a direct wholly owned subsidiary of the Company.
          (t) The Guarantee has been duly authorized by the Guarantor, and, when the Notes are executed, authenticated, issued and delivered pursuant to the Indenture and this Agreement against payment of the requisite consideration therefore, the Guarantee will constitute a valid and legally binding obligations of the Guarantor, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealings (regardless of whether enforcement is sought in a proceeding at law or in equity); the Guarantee will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Prospectus.
          (u) The Agreement and Plan of Merger, dated May 17, 2007, by and among TierOne Corporation, a Wisconsin corporation (“TierOne”), the Company and CapitalSource TRS Inc. (“TRS”), filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2007 (the “TierOne Merger Agreement”), has been duly authorized, executed and delivered by the Company and TRS, and constitutes a valid and legally binding agreement of the Company and TRS, enforceable against the Company and TRS in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. Compliance by the Company and TRS with their respective obligations under the TierOne Merger Agreement does not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and TRS or any of their subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company and TRS or any of their subsidiaries is subject, except for any such conflict, breach or default that would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charters or by-laws of the Company and TRS or, to the best of the Company’s and TRS’s knowledge, any law, administrative regulation or administrative or court order or decree. No consent, approval, authorization or order of any court or governmental authority or agency required for the consummation by the Company and TRS of the transactions contemplated in the TierOne Merger Agreement, except such as has been obtained or as contemplated in the General Disclosure Package and the Prospectus. To the actual knowledge of the Company and TRS, none of the Company, TRS or TierOne is in default under the TierOne Merger Agreement.
          (v) Neither the Company nor any of its subsidiaries is in violation of or default under: (i) any provision of their respective organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its properties or assets, except for any such violation or default with respect to subclauses (ii) and (iii) only that would not individually or in the aggregate have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Company with obligations hereunder and thereunder, and will not conflict with or constitute (with or without the giving of notice or the passage of time or both) a breach of, or default under (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or any of its subsidiaries pursuant to, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the charter, by-laws or other organizational documents of the Company, or any of its subsidiaries or any applicable law, statute, rule, regulation, order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties.
          (w) Except as disclosed in the Prospectus and the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus and the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
          (x) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
          (y) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
          (z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the Company’s latest audited financial statements included or incorporated by reference in the Prospectus and the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and its subsidiaries’ internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
          (aa) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
          (bb) Except as disclosed in the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is, to its knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws, or is, to its knowledge, subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
          (cc) The Company and its subsidiaries, in the aggregate, carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that the Company or its subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate have a Material Adverse Effect, except as described in or contemplated by the General Disclosure Package and the Prospectus. All such insurance is fully in force on the date hereof and will be fully in force at the Closing Date and any settlement date for the Option Notes.
          (dd) Except as disclosed in the Prospectus and the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries, any of their respective officers and directors (in each case, in their capacities as such) or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.
          (ee) The Company and its subsidiaries and each real property currently leased or owned or controlled by them, or to be leased or owned or to be controlled by them are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.
          (ff) Except for any contracts or documents that are required to be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2007, there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act or the rules and regulations thereunder or incorporated by reference into the Registration Statement under the Exchange Act or the rules and regulations thereunder, which have not been so filed or incorporated; and the statements in the General Disclosure Package and the Prospectus under the headings “Description of the Notes,” “Description of Debt Securities” and “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
          (gg) Ernst & Young LLP, who have certified the consolidated financial statements of the Company, included in the Company’s Form 10-K for the fiscal year ended December 31, 2006, and who is expected to certify the consolidated financial statements of the Company to be included in the Company’s Form 10-K for the fiscal year ended December 31, 2007 when the same is filed with the Commission, are independent public accountants as required under the Act.
          (hh) The financial statements (together with the related notes thereto) of the Company, included in, or incorporated by reference into, the Registration Statement, the Prospectus, and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, and, to the knowledge of the Company, the financial statements (together with the related notes thereto) of TierOne, included in, or incorporated by reference into, the Registration Statement, the Prospectus, and the General Disclosure Package present fairly the financial position of TierOne and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved; and the assumptions used in preparing the pro forma financial data of the Company included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma data therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The pro forma financial statements of the Company included in the Registration Statement, the Prospectus and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. Other than “Adjusted Earnings,” none of the Registration Statement, the Prospectus, or the General Disclosure Package contains or incorporates by reference any non-GAAP financial information subject to the requirements of Regulation G and Item 10 of Regulation S-K.
          (ii) Except as disclosed in or contemplated by the Prospectus and the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
          (jj) Neither the Company, nor the Guarantor is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (kk) Each of the Company and the Guarantor has not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
          (ll) The Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid within the time and manner prescribed by law all taxes due and payable that are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect; and, except as disclosed in the Prospectus and the General Disclosure Package, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary that would have a Material Adverse Effect.
          (mm) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Notes it commences doing such business.
          (nn) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the

Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).
          (oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
          (pp) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          (qq) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (rr) The Company and its subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its subsidiaries would have any liability, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of Code or “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred.

          (ss) The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as a principal and are not the agents or fiduciaries of the Company, or its stockholders, creditors, employees or any other party, (iii) the several Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          (tt) The Company is organized and operated in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes and the Company’s proposed method of organization and operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2006 and in the future; and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and current and proposed method of operation set forth in the Prospectus and the General Disclosure Package are true, complete and correct in all material respects.
          (uu) An application for the listing of the Underlying Securities has been or, prior to the Closing Date, will be submitted to the New York Stock Exchange.
     Any certificate signed by any officer of the Company or the Guarantor in such capacity and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or the Guarantor to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the Closing Date subsequent thereto.
     3. Representations and Warranties Regarding Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives on behalf of the several Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Notes that (i) would constitute an Issuer Free Writing Prospectus, or (ii) would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the Final Term Sheet prepared and filed pursuant to Section 7(g) hereto. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not, and will not include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any other prospectus deemed to be a part of the Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be part thereof that has not been superseded or modified, provided, that this representation does not apply to information contained in the Permitted Free Writing Prospectus based upon and in conformity with information relating to any Underwriter furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.
     4. Purchase, Sale and Delivery of the Notes.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of 98.0% of the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule A hereto.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase from the Company, at the same purchase price as the Underwriters shall pay for the Firm Notes all or less than all of the Option Notes. Such Option Notes shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Notes set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of Firm Notes (subject to adjustment by the Representatives to eliminate fractions). Said option may be exercised only to cover over-allotments in the sale of the Firm Notes by the Underwriters. Said option may be exercised in whole or in part from time to time but on not more than two occasions, on or before the 30th day after the date of this Agreement upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of the Option Notes as to which the Underwriters are exercising the option and the settlement date.
     5. Delivery and Payment.
          (a) Delivery of and payment for the Firm Notes and the Option Notes (if the option provided for in Section 4(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 a.m., Eastern Standard Time, on July 30, 2007 or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives against payment of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          (b) If the option provided for in Section 4(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Option Notes (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option) against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Notes occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Notes, and the obligation of the Underwriters to purchase the Option Notes shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.

          (c) Certificates for the Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Date. The Notes will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 a.m. New York time, on the business day prior to the Closing Date.
     6. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.
     7. Certain Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally agree with the several Underwriters that:
          (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or any Preliminary Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus Supplement, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus Supplement and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus Supplement or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or the Underlying Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
          (b) At any time when the Prospectus is required to be delivered under the Act, the Exchange Act and the Rules and Regulations in connection with sales of the Notes or the Underlying Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, and will furnish to the Representatives, without charge, copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which the Representatives or counsel for the Underwriters shall reasonably object.
          (c) The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

          (d) The Company will furnish to the Representatives copies of the Registration Statement (two of which will be signed and will include all exhibits thereto and documents incorporated by reference), and, will furnish to the Underwriters in New York City, without charge, prior to 10:00 A.M. Eastern Standard Time on the second business day next following the execution and delivery of this Agreement and during the period mentioned in Section 7(e) below, as many copies of the General Disclosure Package and Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.
          (e) If at any time following the date hereof there occurs an event or development as a result of which an Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement, the General Disclosure Package, or the Prospectus or includes or would include an untrue statement of a material fact or omits or would omit to state a material fact necessary in order to make the statements therein not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with information relating to any Underwriter furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.
          (f) If, during such period after the first date of the public offering of the Notes, the Prospectus or the General Disclosure Package is required by law to be delivered in connection with sales by any Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when the General Disclosure Package or Prospectus is delivered to a purchaser, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus and the General Disclosure Package to comply with applicable law the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and to any other dealers (whose names and addresses the Representatives will furnish to the Company) to which Notes may have either been sold by or on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus and the General Disclosure Package which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to or delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.
          (g) The Company will prepare the Final Term Sheet containing a description of final terms of the Notes and the offering thereof, in the form approved by you and attached as Schedule C hereto, and will file such term sheet as an Issuer Free Writing Prospectus pursuant to Rule 433(d) within the time required by such Rule.
          (h) The Company will arrange for the qualification of the Notes and the Underlying Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
          (i) The Company will make generally available to its securityholders no later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act.
          (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Notes under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, the General Disclosure Package and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Representatives and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Representatives, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters (up to $5,000 in the aggregate) incurred in connection with the review and qualification of the offering of the Notes by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Underlying Securities on the New York Stock Exchange, (vi) the cost of printing certificates representing the Notes, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, reasonable travel and lodging expenses of the representatives and officers of the Company and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Notes (including fifty percent (50%) of the cost of any private aviation), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 9 entitled “Indemnification and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Notes by it and any advertising expenses connected with any offers they may make.
          (k) The Company will comply with all applicable securities and other applicable laws, rules and regulation, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
          (l) The Company will use its reasonable best efforts to meet the requirements to qualify, for its taxable year ending December 31, 2006 and thereafter, for taxation as a REIT under the Code.
          (m) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”
          (n) In respect of the offering of the Notes, the Company and the Guarantor will execute a supplemental indenture designating the series of debt securities to be offered and its related terms and provisions in accordance with the provisions of the Indenture.

          (o) The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.
          (p) Without the prior written consent of Citigroup Global Markets Inc., neither the Company nor the Guarantor will, for a period of 60 days after the date of this Agreement, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Citigroup Global Markets Inc., except for the sale of the Securities under this Agreement, the issuance of the Underlying Securities, registration statements on Form S-8, the resale registration statements in respect of the Company’s outstanding senior convertible debentures due 2034, the related guarantees and the common stock issuable upon conversion of such debentures, any shares of Common Stock to be included in any such resale registration statement pursuant to the exercise of “piggyback rights,” issuances of Common Stock pursuant to exercise of options, in each case outstanding on the date hereof, grants of employee stock options, shares of restricted stock and other awards pursuant to the terms of a plan in existence on the date hereof and previously disclosed to the Underwriters, issuances of Common Stock pursuant to the exercise of such options, issuances of Common Stock pursuant to the Company’s employee stock purchase plan in effect on the date hereof or issuances of securities upon redemption of units of limited partnership interest or limited liability company interests, as applicable, in the Company’s partnership and/or LLC subsidiaries.
          (q) The Company will engage and maintain, at its expense, a Trustee for the Notes.
          (r) Neither the Company nor any of its affiliates will take any action prohibited under Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby.
     (s) To use commercially reasonable efforts to have the Underlying Securities listed on the New York Stock Exchange.
     (t) The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Notes.
     (u) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Notes.
     8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Notes and the Option Notes, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the date of this Agreement, the Closing Date and any settlement date pursuant to Section 5(b) hereof, to the accuracy of the statements of Company’s and the Guarantor’s officers made pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions precedent:
          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

     (i) in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;
     (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package;
     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) the unaudited financial statements included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;
     (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus and the General Disclosure Package; or
     (C) for the period from the closing date of the latest income statement included or incorporated by reference in the Prospectus and the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus and the General Disclosure Package, in the total or per share amounts of consolidated net income;
except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;
     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and
     (v) on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.
          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; (ii) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any general banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes.
          (c) The Representatives shall have received an agreed-upon procedures letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of KPMG LLP, in the form and substance reasonably satisfactory to the Representatives and their counsel.
          (d) The Representatives shall have received an opinion, dated the Closing Date and any settlement date, as applicable, of Hogan & Hartson L.L.P., counsel for the Company, in form and substance of Exhibit B hereto and reasonably satisfactory to the Representatives and their counsel.

          (e) The Representative shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date, as applicable, with respect to the incorporation of the Company, the validity of the Notes delivered on the Closing Date and any settlement date, as applicable, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters. In rendering such opinion, Clifford Chance US LLP may rely as to the incorporation of the Company upon the opinion of Hogan & Hartson L.L.P. referred to above.
          (f) The Representatives shall have received a certificate, dated the Closing Date and any settlement date, as applicable, of the Chairman and Chief Executive Officer or the President or any Vice President and a principal financial or accounting officer of the Company and the Guarantor in which such officers shall state that:
     (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct;
     (ii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any settlement date, as applicable;
     (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted, or are contemplated by the Commission, since the date of the most recent financial statements included or incorporated in the Prospectus and the General Disclosure Package; and
     (iv) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus and the General Disclosure Package or as described in such certificate;
          (g) The Representatives shall have received a letter, dated the Closing Date and any settlement date, as applicable, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date or the settlement date, as applicable, for the purposes of this subsection.
          (h) The Representatives shall have received a letter, dated the Closing Date and any settlement date, as applicable, of KPMG LLP which meets the requirements of subsection (d) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date or the settlement date, as applicable, for the purposes of this subsection.
          (i) No Underwriter shall have notice of an adverse claim on the Notes within the meaning of Section 8-105 of the Uniform Commercial Code (“UCC”).
          (j) On the Closing Date and any settlement date on which the Optional Notes are purchased, counsel for the Underwriters shall have been furnished with such certificates, documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes, as herein contemplated, shall be satisfactory in form and substance to you and counsel for the Underwriters. The Representatives may in their sole discretion waive compliance with any conditions to its hereunder.
     (k) The “lock up” agreements, each substantially in the form of Exhibit C hereto, between you and the chief executive officer and the chief financial officer of the Company identified on Exhibit C-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to you on or before the Closing Date and shall be in full force and effect on the Closing Date.
     (l) A supplemental listing application relating to the Underlying Securities shall have been submitted to the New York Stock Exchange.
     If any condition specified in this Section shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time prior to, the Closing Date by the Representatives. Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     9. Indemnification and Contribution.
          (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its partners, members, managers, directors, officers, agents, investment advisers, counsels, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the General Disclosure Package, the Prospectus (in each case, as amended or supplemented if the Company shall have furnished any supplements or amendments thereto), and any other prospectus relating to the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor will not be liable in any such case to such Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below. This indemnity agreement will be in addition to any liability the Company may otherwise have.
          (b) Each Underwriter will severally, and not jointly, indemnify and hold harmless the Company, the Guarantor, their respective directors and officers and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus,

any Issuer Free Writing Prospectus, the General Disclosure Package, and the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the paragraph under the caption “Underwriting.”
          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent.
          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The obligations of the Company and the Guarantor under this Section shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and the Guarantor, their respective directors, officers, agents, investment advisers and counsels, to each officer of the Company and the Guarantor who has signed a Registration Statement and to each person, if any, who controls the Company or the Guarantor within the meaning of the Act.
     10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on any closing date and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of the Notes that the Underwriters are obligated to purchase on such closing date, the Representatives may make arrangements for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such closing date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such closing date. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of the Notes that the Underwriters are obligated to purchase on such closing date and arrangements satisfactory to the Representatives for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriters. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors, partners, members, managers, agents, investment advisers, counsels or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the respective obligations of the Company and the Underwriters pursuant to Section 9 shall remain in effect, and if any Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 7 shall also remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes. The preceding sentence shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, 32nd Floor, New York, New York 10013, Attention: General Counsel’s Office (fax: (212) 816-7912) and J.P. Morgan Securities Inc., 277 Park Avenue, 8th Floor, New York, New York 10017, Attention: High Grade Syndicate Desk (fax: (212) -622-8358) or, if sent to the Company or the Guarantor, will be mailed, delivered or faxed and confirmed to it at CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attention: Steven A. Museles (fax: (301) 841-2380); provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or faxed and confirmed to such Underwriter.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the partners, members, managers, agents, investment advisers and counsels, officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder. The purchaser of Notes from any Underwriter shall not be deemed a successor because of such purchase.
     14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
*****

     If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

CAPITALSOURCE INC.

By:	/s/ Jeffrey A. Lipson

Name: Jeffery A. Lipson
Title: Vice President and Treasurer

CAPITALSOURCE FINANCE LLC

By:	/s/ Jeffrey A. Lipson

Name: Jeffery A. Lipson
Title: Vice President and Treasurer

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Acting on behalf of themselves and as
The Representatives of the several Underwriters
By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Peter Kapp Name: Peter Kapp
Title: Director
By: J.P. MORGAN SECURITIES INC.

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Executive Director

SCHEDULE A

Principal Amount of the
Underwriter	Notes
Citigroup Global Markets Inc	$112,500,000
J.P. Morgan Securities Inc.	$112,500,000
Wachovia Capital Markets, LLC	$25,000,000
Total	$250,000,000
 Schedule A-1

SCHEDULE B
LIEN SCHEDULE
Liens encumbering the equity interests of CS Equity II LLC pursuant to the Pledge Agreement, dated as of February 27, 2006 among CapitalSource Finance LLC, CS Equity Investments Inc., JP Morgan Chase Bank N.A., as Administrative Agent, and Wells Fargo Bank N.A., as Collateral Custodian.
The Company and/or its subsidiaries may from time to time grant liens encumbering equity and/or residual interest in single purpose entities established in connection with warehouse, securitization, collateralized debt obligations or other similar financing transactions.
 Schedule B-1

SCHEDULE C
FINAL TERM SHEET

7.250% Senior Subordinated Convertible Notes due 2037

Issuer:	CapitalSource Inc. (NYSE: CSE)

Guarantor:	CapitalSource Finance LLC

Security:	7.250% Senior Subordinated Convertible Notes due 2037

Legal Format:	SEC Registered

Size:	$250,000,000 ($287,500,000 if the over-allotment option is exercised in full)

Denomination:	$1,000 per Note

Maturity Date:	July 15, 2037

Net Proceeds:	$243,800,000 ($280,550,000 if the over-allotment option is exercised in full)

Issuer Redemption:	At the option of the Company, in whole or in part, on or after July 20, 2012

Investor Puts:	Cash put at 100% of principal amount plus accrued and unpaid interest on each of July 15, 2012, 2017, 2022, 2027 and 2032

Coupon:	7.250%

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2008.

Fundamental Change Put:	Holders will have the right, at their option, to require the Company to repurchase any or all of the Notes for cash at 100% of principal amount plus accrued and unpaid interest or, at the Company’s election, shares of common stock, in connection with certain events resulting in a fundamental change prior to the maturity date.

Conversion Rate:	36.9079 shares per Note

Conversion Price:	$27.09

Reference Stock Price
(NYSE Closing Price on
July 24, 2007):	$20.07

Anti-Dilution Adjustments:	Dividend protection in the form of conversion rate adjustment for any dividends in excess of $0.60 per share per quarter

Fundamental Change Make-Whole:	If a holder converts Notes in connection with certain events resulting in a fundamental change, the holder will be entitled to additional value in the form of conversion rate adjustment, at a rate established by reference to the following table:

Effective	Effective Price
Date	$ 20.07	$ 22.50	$ 25.00	$27.50	$ 30.00	$32.50	$35.00	$ 40.00	$ 45.00	$ 50.00	$55.00
July 25, 2007	12.9177	8.4082	5.2002	3.0489	1.6502	0.7808	0.2888	0.0110	0.0001	0.0000	0.0000
July 15, 2008	12.9177	8.6432	5.4361	3.2736	1.8558	0.9603	0.4285	0.0403	0.0011	0.0000	0.0000
July 15, 2009	12.9177	8.7250	5.4872	3.3061	1.8812	0.9847	0.4524	0.0505	0.0019	0.0000	0.0000
July 15, 2010	12.9177	8.5942	5.2888	3.0900	1.6885	0.8386	0.3607	0.0353	0.0013	0.0000	0.0000
July 15, 2011	12.9177	8.1176	4.6260	2.3941	1.0946	0.4226	0.1310	0.0059	0.0001	0.0000	0.0000
July 15, 2012	12.9177	7.5365	3.0921	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
 Schedule C-1

The exact stock price and effective date may not be set forth on the table above, in which case, if the stock price:

    •    is between two stock price amounts in the table or the effective date is between two dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

• exceeds $55.00 per share (subject to adjustment), no additional shares will be added to the conversion rate; and

• is less than $20.07 per share (subject to adjustment), no additional shares will be added to conversion rate.

The conversion rate of the Notes shall not exceed 49.8256 per $1,000.00 principal amount of such Notes, subject to adjustment in the same manner as the conversion rate.

Use of Proceeds:	Repayment of a portion of outstanding indebtedness under the Company’s unsecured revolving credit facility

Events of Default:	Failure to pay principal or (subject to grace period) interest; failure to provide notice of the occurrence of a fundamental change; certain bankruptcy events; covenant default (subject to grace period); any final judgment or judgments for payment of money in excess of $25.0 million rendered against the Company for any period of 60 consecutive days during which a stay of enforcement is not in effect

Additional Material U.S. Federal Income Tax Considerations Original Issue Discount:	The notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes, based on a hypothetical maturity date of July 15, 2012. The amount of OID on a note will equal the excess of the “stated redemption price at maturity” of a note over its “issue price.” For this purpose, the stated redemption price at maturity of a note will equal the sum of its principal amount plus all other payments thereunder, other than payments of “qualified stated interest,” defined generally as stated interest that is unconditionally payable in cash or other property, other than our debt instruments, at least annually at a single fixed rate. Stated interest on the notes will be treated as “qualified stated interest.” The “issue price” of a note is the first price at which a substantial amount of notes are sold for cash, excluding sales to underwriters, placement agents or wholesalers.

Each U.S. holder, whether reporting on the cash or accrual basis of accounting for tax purposes, will be required to include in taxable income for any particular taxable year the daily portion of the OID described in the preceding paragraph that accrues on the note for each day during the taxable year on which such U.S. holder holds the note. Thus, a U.S. holder would be required to include OID in income in advance of the receipt of the cash to which such OID is attributable. A daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID that accrued in such period. The “accrual period” of a note is generally the period between interest payments or compounding dates. The amount of OID that accrues with respect to any accrual period is the product of the note’s “adjusted issue price” at the beginning of such accrual period and its “yield to maturity”, less the amount of any qualified stated interest allocable to such accrual period. The adjusted issue price of a note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments made on such note other than payments of qualified stated interest.
 Schedule C-2

The yield to maturity of the notes generally is the discount rate that, when applied to all payments to be made under the notes, produces a present value equal to the issue price of the notes. For this purpose, the maturity of a note will be treated as July 15, 2012, the first date on which holders can require us to repurchase a note for cash. If in fact a holder does not require us to repurchase a note for cash on such date, solely for purposes of calculating OID, the note will be treated as retired and then reissued on such date for an amount equal to the note’s adjusted issue price on that date. A U.S. holder’s tax basis in the notes will be increased by the amount of OID included in gross income by such U.S. holder and will be decreased by the amount of any payments received by such U.S. holder with respect to the notes other than payments of stated interest. The amount of original issue discount allocable to any initial short accrual period may be computed using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of original issue discount allocable to the final accrual period at maturity of the notes will be the difference between (1) the amount payable at maturity of the notes, excluding stated interest, and (2) the notes’ adjusted issue price as of the beginning of the final accrual period.

Trade Date:	July 25, 2007

Settlement Date:	July 30, 2007

CUSIP:	14055X AG7

ISIN:	US14055XAG79

Joint Book-Running
Managers:	Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

Co-Manager:	Wachovia Capital Markets, LLC
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or J.P. Morgan Securities Inc. collect at 212-834-4533.
Schedule C-3

EXHIBIT A
PERMITTED FREE WRITING PROSPECTUSES
•	Issuer Free Writing Prospectus dated July 25, 2007
 Exhibit A-1

EXHIBIT B
FORM OF OPINION OF HOGAN & HARTSON L.L.P.
     (a) The Company has been duly incorporated and is validly existing as a corporation and in good standing as of the date of the certificate specified in Schedule 1 attached to the opinion under the laws of the State of Delaware. The Company is authorized to transact business as a foreign corporation in the respective states specified in Annex I attached to this opinion as of the respective dates listed therein. The Company has the corporate power and corporate authority to own, lease and operate its current properties and conduct its business as set forth or incorporated by reference in or contemplated by the General Disclosure Package and the Prospectus. The Company has the corporate power to execute, deliver and perform this Agreement, the Indenture and the Notes. The execution, delivery and performance by the Company of this Agreement, the Indenture and the Notes have been duly authorized by all necessary corporate action.
     (b) The Guarantor is validly existing as a corporation or a limited liability company, as applicable, and in good standing as of the date of the certificate specified in Schedule 1 attached to this opinion under the laws of the jurisdiction in which it is incorporated or organized. The Guarantor is registered, qualified or authorized to transact business as a foreign corporation or limited liability company, as applicable, in the respective states specified on Annex I attached to this opinion as of the respective dates listed thereon. The Guarantor has the corporate or limited liability company power and authority, as applicable, to own, lease and operate its current properties and to conduct its business as described in the General Disclosure Package and the Prospectus. The Guarantor has the corporate or limited liability company power, as applicable, to execute, deliver and perform this Agreement, the Indenture and the Guarantee. The execution, delivery and performance by the Guarantor of this Agreement, the Indenture and the Guarantee have been duly authorized by all necessary company action.
     (c) Each of the corporate subsidiaries of the Company (individually, a “Corporate Subsidiary” and collectively, the “Corporate Subsidiaries”) is validly existing as a corporation and is in good standing as of the date of the certificate specified in Schedule 1 attached to this opinion under the laws of the jurisdiction in which it is incorporated. Each of the Corporate Subsidiaries is registered, qualified or authorized to transact business as a foreign corporation in the respective states specified on Annex I attached to he opinion as of the respective dates listed thereon. Each of the Corporate Subsidiaries has the corporate power and corporate authority to own, lease and operate its current properties and to conduct its business as currently conducted.
     (d) Each of the limited liability company subsidiaries of the Company (individually, an “LLC Subsidiary” and collectively, the “LLC Subsidiaries”) is validly existing as a limited liability company and is in good standing as of the date of the certificate specified in Schedule 1 attached to this opinion under the laws of the jurisdiction in which it is organized. Each of the LLC Subsidiaries is registered, qualified or authorized to transact business as a foreign limited liability company in the respective states specified on Annex I attached to this opinion as of the respective dates listed thereon. Each of the LLC Subsidiaries has the limited liability company power and authority to own, lease and operate its current properties and to conduct its business as currently conducted.
     (e) All shares of common stock of the Company shown as issued and outstanding in the General Disclosure Package and the Prospectus are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company’s Board of Directors or any committee thereof authorizing issuance thereof, are validly issued, fully paid and non assessable. To such counsel’s knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or
Exhibit B-1

other securities of the Company, except as described in the General Disclosure Package and the Prospectus. No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the Delaware General Corporation Law or, to such counsel’s knowledge, any contractual right to subscribe for any of shares of common stock of the Company. The issued and outstanding shares of common stock of each of the Corporate Subsidiaries are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the respective Boards of Directors of each of the Corporate Subsidiaries and any committees thereof authorizing issuance thereof, are validly issued, fully paid and non assessable. The issued and outstanding equity interests in the LLC Subsidiaries have been duly authorized and assuming receipt of the consideration therefor specified in the respective LLC operating agreements, have been validly issued.
     (f) Each of this Agreement and the Indenture have been duly authorized, executed and delivered on behalf of the Company and the Guarantor, as applicable, and the Indenture constitutes a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms.
     (g) The Notes have been duly authorized by the Company. The Notes, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Agreement against payment therefor in accordance with the Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.
     (h) The Guarantee has been duly authorized, executed and issued by the Guarantor. When the Notes are executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Agreement, against payment therefor in accordance with the Agreement, the Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
     (i) The Underlying Securities have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights under the Company’s charter or bylaws or under the Delaware General Corporation Law;
     (j) The Indenture, the Notes, the Guarantee and the Underlying Securities conform as to legal matters in all material respects to the descriptions thereof set forth in the General Disclosure Package and the Prospectus under the caption “Description of Notes and Guarantee.”
     (k) The execution, delivery and performance by the Company and the Guarantor, as applicable, of the Agreement, the Indenture, the Guarantee and the Notes do not (i) violate the charters, by-laws or operating agreements of the Company or the Significant Subsidiaries, as applicable, (ii) violate any provision of applicable federal law or any provision of applicable state law, (iii) violate any court or administrative orders, judgments, or decrees listed on Schedule 2 attached to this opinion, which have been identified to such counsel by the Company as the only court or administrative orders, judgments or decrees that name the Company and are specifically directed to it or any of its property, or (iv) breach or constitute a default under any agreements or contracts filed or incorporated by reference as exhibits to the Company’s (A) Annual Report on Form 10-K for the year ended December 31, 2006, (B) Quarterly Report Form 10-Q for the quarter ended March 31, 2007 and (C) Current Reports on Form 8-K filed with the Commission on May 23, 2007, April 25, 2007 and April 18, 2007, which have been identified to such counsel by the Company as the agreements and contracts that are material to the Company and its
 Exhibit B-2

subsidiaries (the “Material Contracts"1) (except that such counsel expresses no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).
     (l) No approval, authorization, order or consent of, or registration or filing with, any federal government agency, the Office of the Secretary of State of the State of New York, the Office of the Secretary of State of the State of Delaware or the Office of the Secretary of State of the State of Maryland is required to be obtained or made by the Company under applicable federal law, applicable New York law, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or applicable Maryland law, in connection with the execution, delivery and performance on the date hereof by the Company or the Guarantor of the Indenture.
     (m) The Registration Statement has become effective under the Act, and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the General Disclosure Package or the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission. The Indenture has been qualified under the 1939 Act.
     (n) The Registration Statement, at the time that it became effective, the General Disclosure Package, as of its date and as of the date hereof, and the Prospectus, as of its date and as of the date hereof (except for the Form T-1, financial statements and supporting schedules and financial information and data included therein, as to which such counsel expresses no opinion) complied or comply, as applicable, as to form in all material respects with the requirements of the Act.
     (o) Except for the financial statements and supporting schedules and financial information and data included therein, as to which such counsel expresses no opinion, each of the documents filed under the Exchange Act and incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.
     (p) The information included in or incorporated by reference into the General Disclosure Package and the Prospectus, as applicable, under the captions “Description of Notes and Guarantee,” “Description of Debt Securities” and “Description of Capital Stock” to the extent that such information constitutes matters of law or legal conclusions or purports to describe, certain provisions of the Indenture or the Notes has been reviewed by such counsel and is accurate in all material respects.
     (q) Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be, an “investment company” as defined in the Investment Company Act.
     (r) The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT for its taxable year ended December 31, 2006, and the Company’s current organization and proposed method of operation will continue to enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2007 and thereafter.
     (s) The portions of the discussion (i) included in or incorporated by reference into the General Disclosure Package and the Prospectus under the caption “U.S. Federal Income Tax Considerations” and (ii) contained in the Company’s Current Report on Form 8-K filed with the

[1]	Includes any contracts or documents that are required to be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2007.
 Exhibit B-3

Commission on February 13, 2007 under the caption “Material U.S. Federal Income Tax Considerations” that describe applicable U.S. federal income tax law are correct in all material aspects as of the date hereof.
     In addition, such counsel shall provide a separate letter confirming that it has reviewed the Registration Statement and participated in the preparation of the Registration Statement, the Prospectus and the General Disclosure Package and in discussions with officers, directors, employees and other representatives of the Company, representatives of the independent certified public accountants for the Company, you and your representatives, at which discussions the contents of the Registration Statement, the Prospectus and the General Disclosure Package and related matters were discussed.
     Subject to the foregoing, such counsel confirms to you that, on the basis of the information such counsel gained in the course of performing its services, no facts have come to its attention that cause it to believe that:
     (i) on the date of the Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
     (ii) the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (iii) the General Disclosure Package, as of 8:00 a.m. (New York City) on July 25, 2007 (which you have informed us is prior to the time of the first sale of the Notes by any Underwriter), included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (iv) there are any legal or governmental proceedings pending or threatened against the Company or the Guarantor of a character that are required to be described in the General Disclosure Package and the Prospectus, other than those disclosed therein; or
     (v) there are any contracts or documents of a character required to be described in the General Disclosure Package and the Prospectus that are not described therein;
provided, that in making the foregoing statements, such counsel does not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements or schedules contained or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus.
 Exhibit B-4

EXHIBIT C
[FORM OF LOCK-UP LETTER]
July __, 2007
CapitalSource Inc.
4445 Willard Avenue
12th Floor
Chevy Chase, MD 20815
Citigroup Global Markets Inc.
J.P. Morgan Securities, Inc.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Dear Sirs and Ladies:
     The undersigned understands that Citigroup Global Markets Inc. (“Citigroup”) and J.P. Morgan Securities, Inc. (“JP Morgan”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CapitalSource Inc., a Delaware corporation (the “Company”) and CapitalSource Finance LLC (“Finance”) providing for the offering (the “Offering”) by the Underwriters, of 7.25% Senior Subordinated Convertible Notes due 2037 (together with the related Guarantee (as defined below), the “Securities”). The Securities will be fully and unconditionally guaranteed as to due and punctual payment (the “Guarantee”) by Finance (the “Guarantor”). The Securities will be convertible into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”).
     As an inducement to Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that for a period of 60 days after the date hereof, the undersigned will not (1) offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (2) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Citigroup and JP Morgan.
     Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. A transfer of the Common Stock (i) to a family member, (ii) to a trust, (iii) as a bona fide gift, (iv) to an affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) and (v) in any other private resale, may be made without consent of Citigroup and JP Morgan, provided that, in each case, the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer. The undersigned may sell the Common Stock to the Company solely to satisfy tax withholding obligations incurred as a result of the vesting of restricted stock acquired by the undersigned pursuant to an incentive plan in effect on the Closing Date and set forth or incorporated by reference or contemplated in the Prospectus and the General Disclosures. In addition, the undersigned may acquire or sell the Common Stock pursuant to any Rule 10b5-1 trading plan in effect as of the date hereof.
 Exhibit C-1

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of the undersigned’s shares of the Common Stock if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding upon the undersigned and the successors, heirs, personal representatives, and assigns of the undersigned.
*****
 Exhibit C-2

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Guarantor and the Underwriters.

Very truly yours,

(Name)

(Address)
 Exhibit C-3

EXHIBIT C-1
PERSONS SUBJECT TO LOCK-UP
John K. Delaney
Thomas A. Fink
Exhibit C-1-1